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                                                                    EXHIBIT 10.5

ADVISORY AGREEMENT

     THIS ADVISORY AGREEMENT ("Agreement"), made as of October 1, 2000 is by and between THEAGZONE, INC., a Delaware corporation (the "Company") and ERIC A. MCAFEE (the "Advisor").

     In consideration of the mutual covenants contained in this Agreement, the Company and Advisor agree as follows:

     1. CONSULTING PERIOD. The Company will engage Advisor for an initial period commencing October 1, 2000 and ending December 31, 2001 (the "Initial Consulting Period"), and thereafter, the Agreement shall automatically renew for additional periods of six months each (the "Renewal Consulting Periods" (collectively, the "Consulting Period"), unless either party provides written notice of termination to the other at least ten (10) days prior to the expiration of the Initial Consulting Period, or any Renewal Consulting Period.

     2. CONSULTING SERVICES. During the Consulting Period, Advisor shall report to the Company's Board of Directors ("Board") and will provide consulting services to the Company as necessary to accomplish the objectives set forth. Specifically, Advisor shall provide the Company with the following (the "Consulting Services"):

     (a) Advisory services related to the structure of and referrals to potential investors in financings by the Company;

     (b) Sourcing and facilitating the Company's engagement of accounting and law firms as the Board shall direct from time to time;

     (c) Advising in the preparation of an S-1 and preparation for an IPO and/or sale of the Company; and

     (d) Such other matters as may be determined from time-to-time by the Board with the consent of the Advisor.

     Advisor agrees to exercise the highest degree of professionalism and to utilize his expertise and creative talents in performing the Consulting Services.

     3. NON-EXCLUSIVE RELATIONSHIP. Company specifically acknowledges that its relationship with Advisor is not exclusive, and that during the Consulting Period Advisor may engage in other work and/or projects on behalf of himself or other persons or entities that are not directly related to the Company, at Advisor's sole discretion.

     4. CONSULTING FEES AND ADMINISTRATIVE COSTS. As compensation for consulting services rendered pursuant to this Agreement, Company shall:

     (a) Pay Advisor a consulting fee at the monthly rate of $8,500, paid twice each month along with payroll disbursements, without deduction of taxes (the "Consulting Fees").

     (b) Reimburse Advisor $1,500 per month for administrative costs and expenses (the "Administrative Costs"), paid along with the Consulting Fees set forth herein.

     (c) Reimburse Advisor for legal, accounting, professional and due diligence in an amount equal to three percent of all amounts received in the current bridge financing and the Series B financing by the Company. This amount shall be paid to Advisor at the time of any disbursement from escrow account for each respective offering, and shall be included in any escrow instruction for each financing.

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     5. BUSINESS EXPENSES. The Company shall reimburse Advisor for the reasonable cost of all corporate travel, hotels, meals and other business expenses Advisor incurs on behalf of the Company pursuant to this Agreement and pursuant to standard company policies. The Company shall have the right to make flight, auto and hotel reservations and pay for such reservations in advance or make arrangements for payment to the travel vendor at time of expense incurrence. No expense in excess of $500 shall be undertaken without express approval by the Company. Advisor shall submit to the Company receipts or other documentation sufficient to reflect any such claimed expenses.

     6. INDEPENDENT CONTRACTOR RELATIONSHIP. Advisor's relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Advisor will not be entitled to any of the benefits that the Company may make available to its employees, including, but not limited to, group health or life insurance, profit sharing or retirement benefits. Advisor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. No part of Advisor's compensation shall be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Advisor by filing Form(s) 1099-MISC with the Internal Revenue Service as required by law.

     7. TERMINATION. The Company may terminate that Agreement at any time, without Cause, and Advisor may terminate this Agreement at any time without Good Reason upon giving thirty (20) days written notice to the other party ("Effective Termination Date"). The Company may terminate this Agreement for Cause, and Advisor may terminate this Agreement for Good Reason, upon giving notice to the other party, which shall be the Effective Termination Date in such event.

     In the event the Company terminates this Agreement without Cause, or Advisor terminates this Agreement for Good Reason, (a) the Company shall pay Advisor a termination fee equal to the amount of Consulting Fees Advisor would have been entitled to receive had the Advisor continued to perform services hereunder through the end of the Initial Consulting Period or the Renewal Consulting Period in which the Effective Termination Date falls ("Termination Consulting Period").

     As used herein, "Cause" shall mean: (a) Advisor's indictment or conviction (including a no contest or guilty plea) of any felony or of any crime involving dishonesty or moral turpitude; or (b) Advisor's participation in a fraud that materially and irreparably damages the Company, with such fraud to be confirmed by the final judgement of a court of competent jurisdiction.

     As used herein, "Good Reason" shall mean: (a) the Company makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition, files a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, there shall have been filed any petition or application for the involuntary bankruptcy of Company, or other similar proceeding, in which an order for relief is entered or which remains undismissed for a period of 30 days or more, or the Company seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Company or any material party of its assets; (b) the Company makes material changes to the nature or extent of the Consulting Services without Advisor's express written consent; or (c) the Company fails to pay the compensation and benefits required under this agreement.

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     8. INDEMNIFICATION. To the fullest extent permitted by applicable law, the
Company agrees to indemnify, defend and hold Advisor harmless from any and all claims, actions, costs, expenses, damages and liabilities including, without limitation, reasonable attorneys' fees, hereafter or heretofore arising out of or in connection with his performance of the Consulting Services or other activities on behalf of the Company, or by reason of the fact that he is or was a director or officer of the Company or any affiliate of the Company. Th the fullest extent permitted by applicable law, the Company shall advance to Advisor the anticipated and actual expenses necessary to defending any such action, claim or proceeding. The Company shall not be obligated to indemnify Advisor or defend Advisor against, or hold him harmless from, any claims, damages, expenses or liabilities, including attorneys' fees, resulting from the gros negligence or willful misconduct of the Advisor. For purpose of this paragraph, no act, or failure to act, on the part of the Advisor shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief by him that his action or omission was in the best interests of the Company, as determined by the final judgement of a court of competent jurisdiction. The duty to indemnify shall survive the expiration or early termination of this Agreement as to any such claims based on facts or conditions that occurred or are alleged to have occurred prior to such expiration or termination.

     9. SUCCESSORS AND ASSIGNS. Advisor may not subcontract or otherwise delegate his obligations under this Agreement without the Company's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Company's successors and assigns, and will be binding on Advisor's assignees.

     10. NOTICE. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated:
(i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgement of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notices shall be sent to the following addresses:

       If to Advisor:                            If to Company:

       Eric A. McAfee                            TheAgZone, Inc.
       Berg McAfee Companies                     5260 N. Palm Avenue, Suite 300
       10600 N. De Anza Blvd., Suite 250         Fresno, CA 93704
       Cupertino, CA 95014                       Attn: CEO

     11. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents.

     12. SEVERABILITY. Should any provision of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provision of this Agreement shall not be affected or impaired thereby.

     14. BOARD APPROVAL REQUIRED. The issuance of a warrant provided hereunder shall be effective upon approval by the Board of Directors of the Company. All other terms and conditions set forth herein are immediately effective as to both parties.

     15. JURISDICTION. This agreement is subject to the laws and regulations of the State of California, County of Santa Clara.

     16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supercedes all prior or contemporaneous oral or written agreements concerning such subject matter. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.

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         THEAGZONE, INC.                             ADVISOR

         /s/ Kevin Bradshaw                          /s/ Eric A. McAfee
         ---------------------------                 ---------------------------

     By: KEVIN BRADSHAW CFO                          ERIC A. McAFEE

         Dated: 11/8/00                              Dated: 11/8/00

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